As filed with the Securities and Exchange Commission on May 4, 1998.
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ____________________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ____________________________________
                          EXCEL SWITCHING CORPORATION
             (Exact name of registrant as specified in its charter)

         Massachusetts                                  04-2992806
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                             255 Independence Drive
                          Hyannis, Massachusetts 02601
                                 (508) 862-3000
              (Address of Principal Executive Offices)  (Zip Code)
                      ____________________________________
                              Stock Option Program
                             1997 Stock Option Plan
                  1997 Non-Employee Director Stock Option Plan
                       1997 Employee Stock Purchase Plan
                           (Full title of the plans)
                      ____________________________________
                               Robert P. Madonna
                     Chief Executive Officer and President
                          Excel Switching Corporation
                             255 Independence Drive
                          Hyannis, Massachusetts 02601
                                 (508) 862-3000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                      ____________________________________
                                    Copy to:

  CHRISTOPHER STAVROS, ESQ.                      JOHN HESSION, ESQ.
 EXCEL SWITCHING CORPORATION               TESTA, HURWITZ & THIBEAULT, LLP
   255 INDEPENDENCE DRIVE                HIGH STREET TOWER, 125 HIGH STREET
HYANNIS, MASSACHUSETTS  02601                BOSTON, MASSACHUSETTS 02110
      (508) 862-3000                                 (617) 248-7000

================================================================================
                        CALCULATION OF REGISTRATION FEE


                                                                           Proposed           Proposed
                                                                           Maximum             Maximum         Amount of
                                                       Amount to        Offering Price        Aggregate       Registration
Title of Securities to be Registered                 be Registered        Per Share        Offering Price         Fee
STOCK OPTION PROGRAM
Common Stock (Par Value $.01 Per Share)                    5,014,840         $0.0017 (1)        $     8,525      $     2.51
Common Stock (Par Value $.01 Per Share)                      930,000         $  0.17 (1)        $   158,100      $    46.64
Common Stock (Par Value $.01 Per Share)                    1,272,200         $  0.33 (1)        $   419,826      $   123.85
Common Stock (Par Value $.01 Per Share)                       21,600         $  1.00 (1)        $    21,600      $     6.37
Common Stock (Par Value $.01 Per Share)                      300,000         $  2.33 (1)        $   699,000      $   206.21
Common Stock (Par Value $.01 Per Share)                      920,700         $  4.50 (1)        $ 4,143,150      $ 1,222.23
Common Stock (Par Value $.01 Per Share)                      600,000         $  5.00 (1)        $ 3,000,000      $   885.00
Common Stock (Par Value $.01 Per Share)                      651,440         $  6.00 (1)        $ 3,908,640      $ 1,153.05
Common Stock (Par Value $.01 Per Share)                      291,600         $  7.00 (1)        $ 2,041,200      $   602.15
Common Stock (Par Value $.01 Per Share)                       21,600         $  7.50 (1)        $   162,000      $    47.79
Common Stock (Par Value $.01 Per Share)                       42,500         $  8.50 (1)        $   361,250      $   106.57
Common Stock (Par Value $.01 Per Share)                       10,800         $  9.50 (1)        $   102,600      $    30.27
Common Stock (Par Value $.01 Per Share)                       24,800         $ 10.50 (1)        $   260,400      $    76.82
Common Stock (Par Value $.01 Per Share)                       52,600         $ 11.50 (1)        $   604,900      $   178.45
Common Stock (Par Value $.01 Per Share)                        6,200         $ 12.50 (1)        $    77,500      $    22.86
Common Stock (Par Value $.01 Per Share)                      283,000         $ 14.50 (1)        $ 4,103,500      $ 1,210.53
Common Stock (Par Value $.01 Per Share)                       63,200         $ 15.50 (1)        $   979,600      $   288.98
Common Stock (Par Value $.01 Per Share)                        7,400         $ 18.00 (1)        $   133,200      $    39.29

1997 STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)                       10,000         $ 16.38 (1)        $   163,800      $    48.32
Common Stock (Par Value $.01 Per Share)                          300         $ 16.69 (1)        $     5,007      $     1.48
Common Stock (Par Value $.01 Per Share)                       13,000         $ 16.75 (1)        $   217,750      $    64.24
Common Stock (Par Value $.01 Per Share)                        1,300         $ 17.25 (1)        $    22,425      $     6.62
Common Stock (Par Value $.01 Per Share)                       24,500         $ 18.13 (1)        $   444,185      $   131.03
Common Stock (Par Value $.01 Per Share)                        5,000         $ 18.16 (1)        $    90,800      $    26.79
Common Stock (Par Value $.01 Per Share)                       16,300         $ 19.00 (1)        $   309,700      $    91.36
Common Stock (Par Value $.01 Per Share)                        1,000         $ 19.75 (1)        $    19,750      $     5.83
Common Stock (Par Value $.01 Per Share)                        1,600         $ 20.13 (1)        $    32,208      $     9.50
Common Stock (Par Value $.01 Per Share)                        9,000         $ 20.25 (1)        $   182,250      $    53.76
Common Stock (Par Value $.01 Per Share)                       23,800         $ 20.88 (1)        $   496,944      $   146.60
Common Stock (Par Value $.01 Per Share)                       16,300         $ 20.75 (1)        $   338,225      $    99.78
Common Stock (Par Value $.01 Per Share)                        2,000         $ 21.00 (1)        $    42,000      $    12.39
Common Stock (Par Value $.01 Per Share)                       12,200         $ 25.25 (1)        $   308,050      $    90.87
Common Stock (Par Value $.01 Per Share)                    2,863,700         $ 21.31 (2)        $61,025,447      $18,002.51

1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)                       70,000         $ 21.00 (1)        $ 1,470,000      $   433.65
Common Stock (Par Value $.01 Per Share)                      155,000         $ 21.31 (2)        $ 3,303,050      $   974.40

1997 EMPLOYEE STOCK PURCHASE PLAN
Common Stock (Par Value $.01 Per Share)                      400,000         $ 21.31 (2)        $ 8,524,000      $ 2,514.58

TOTAL:                                                    14,139,480                            $98,180,582      $28,963.27


________________________________________________________________________________
(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $21.31 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on April 29, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          ----------------

          The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

          The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission are incorporated by reference in this Registration Statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1997;

          (b) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on October 23, 1997 pursuant to
               Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company is required by its Restated By-laws and the Restated Articles or Organization generally to indemnify any director, officer or employee against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any legal action in which such person is involved by reason of such person's position with the Company unless such person shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Company. The Company may pay expenses incurred by any such person in defending a civil or criminal action or proceeding in advance of the final disposition of such action upon the Company's receipt of the undertaking of such person to repay such amount if such person shall be adjudicated not to be entitled to indemnification.

          The Company's Restated Articles of Incorporation include a provision limiting the personal liability of a director of the Company to its stockholders for monetary damages for breaches of their fiduciary duty except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper benefit.

          The Company maintains directors and officers liability insurance of the benefit of its directors and certain of its officers.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit No.  Description of Exhibit
          -----------  ----------------------

          Exhibit 4.1 Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration
                       No. 333-35791) and incorporated herein by reference).

          Exhibit 4.2 Restated Articles of Organization of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

          Exhibit 4.3 Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

          Exhibit 4.4 Form of Stock Option Agreement under the Registrant's Stock Option Program (filed as Exhibit 10.4 to the Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

          Exhibit 4.5  1997 Stock Option Plan (filed herewith).

          Exhibit 4.6  1997 Non-Employee Director Stock Option Plan (filed as
                       Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

          Exhibit 4.7 1997 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

          Exhibit 4.8 Form of Non-Qualified Stock Option Agreement under the Registrant's 1997 Stock Option Plan (filed herewith).

          Exhibit 4.9 Form of Incentive Stock Option Agreement under the Registrant's 1997 Stock Option Plan (filed herewith).

          Exhibit 4.10 Form of Non-Qualified Stock Option Agreement under the
                       Registrant's 1997 Non-Employee Director Stock Option Plan (filed herewith).

          Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

          Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                       Exhibit 5.1).

          Exhibit 23.2 Consent of Arthur Andersen LLP (filed herewith).

          Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.   Undertakings.
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Excel Switching Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hyannis, Massachusetts, on this 1st day of May, 1998.

                              EXCEL SWITCHING CORPORATION

                              By: /s/ Robert P. Madonna
                                  ---------------------
                                  Robert P. Madonna
                                  Chief Executive Officer and President



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Excel Switching Corporation, hereby severally constitute and appoint Christopher Stavros and Stephen S. Galliker, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Excel Switching Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE(S)                        DATE
              ---------                                  -------                         -----
/s/ Robert P. Madonna                   Chief Executive Officer, President and         May 1, 1998
--------------------------------------  Director (Principal Executive Officer)
Robert P. Madonna

/s/ Stephen S. Galliker                 Chief Financial Officer                        May 1, 1998
--------------------------------------  (Principal Financial and Accounting
Stephen S. Galliker                     Officer)

/s/ Christopher Stavros                 Director, Vice President and General           May 1, 1998
--------------------------------------  Counsel
Christopher Stavros

/s/ Edward Breslow                      Director                                       May 1, 1998
--------------------------------------
Edward Breslow

/s/ John Loughlin                       Director                                       May 1, 1998
--------------------------------------
John Loughlin

                                 Exhibit Index
                                 -------------




   Exhibit No.                          Description of Exhibit
   -----------                          -----------------------

       4.1         Specimen certificate representing the Common Stock of the Registrant (filed as
                   Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration
                   No. 333-35791) and incorporated herein by reference).

       4.2         Restated Articles of Organization of the Registrant (filed as Exhibit 3.2 to the
                   Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and
                   incorporated herein by reference).

       4.3         Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's
                   Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

       4.4         Form of Stock Option Agreement under the Registrant's Stock Option Program (filed as Exhibit 10.4 to the Registration Statement on Form S-1 (Registration No.
                   333-35791) and incorporated herein by reference).

       4.5         1997 Stock Option Plan (filed herewith).

       4.6         1997 Non-Employee Director Stock Option Plan (filed as Exhibit 10.2 to the
                   Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and
                   incorporated herein by reference).

       4.7         1997 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Registrant's
                   Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

       4.8         Form of Non-Qualified Stock Option Agreement under the Registrant's 1997 Stock
                   Option Plan (filed herewith).

       4.9         Form of Incentive Stock Option Agreement under the Registrant's 1997 Stock Option
                   Plan (filed herewith).

       4.10        Form of Non-Qualified Stock Option Agreement under the Registrant's 1997
                   Non-Employee Director Stock Option Plan (filed herewith).

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

       23.1        Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

       23.2        Consent of Arthur Andersen LLP (filed herewith).

       24.1        Power of Attorney (included as part of the signature page to this Registration
                   Statement).